UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 359-4666

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01          Other Events.

On August 18, 2022, CLS Holdings USA, Inc. (the “Company”) issued a press release announcing that on Thursday, September 15, 2022 at 2:00 p.m. (Toronto time) the Company will hold a virtual meeting of holders (the “Debentureholders”) of the 8.0% unsecured convertible debentures due December 12, 2022 (the “Debentures”) of the Company issued pursuant to an indenture dated as of December 12, 2018, as amended pursuant to a supplemental indenture dated as of March 31, 2021 (as the same has otherwise been amended or may be amended, modified, restated, supplemented or replaced from time to time, collectively, the “Indenture”). The meeting will be held for the following purposes:

1.

To consider, and if deemed advisable, approve Extraordinary Resolutions (as such term is defined in the Indenture) of the Debentureholders to, among other things as described in the Notice of Meeting of Debentureholders, amend (the “Amendments”):

(i) the Indenture to include a mandatory conversion provision to permit the Company, in its sole discretion, to convert US$8,063,682, which includes US$7,931,490 in the principal amount of Debentures and accrued interest thereon, into units (“Units”) of the Company at a conversion price of US$0.07125 per Unit (“Mandatory Conversion Price”), with such conversion to occur on the effective date of the Amendments (anticipated to be September 15, 2022), and with distribution of such Units to take place within three business days following such conversion. This amount represents US$7,931,490, which is 60% of the current principal amount of outstanding Debentures, together with US$132,192, which is the accrued but unpaid interest thereon through to and including September 15, 2022 (the anticipated date of conversion), which interest will be paid in Units based on the Mandatory Conversion Price;

(ii) the Conversion Price (as such term is defined in the Indenture), after the mandatory conversion, to reduce it from US$0.30 per Unit to US$0.10 per Unit;

(iii) the mandatory conversion VWAP threshold from US$0.60 to US$0.20;

(iv) the Indenture to permit registered Debentureholders to elect to convert greater than 60% of the principal amount of their Debentures plus accrued interest into Units at the Mandatory Conversion Price (“Voluntary Conversion”), provided that notice of the additional principal amount of Debentures to be converted is received from the registered Debentureholder by the Trustee on or before the date of the meeting to vote on the Amendments;

(v) the Maturity Date (as such term is defined in the Indenture) to December 31, 2023 for 50% of the principal amount of Debentures outstanding after the mandatory conversion, and to December 31, 2024 for the remainder of the principal amount then outstanding;

(vi) the Interest Payment Dates (as such term is defined in the Indenture) to provide for payment on December 31, 2023 and December 31, 2024, and so that all interest accruing from July 1, 2022 until December 31, 2024 shall be estimated and paid as follows: one-third of the total scheduled accrued interest shall be paid on December 31, 2023, and the balance of the accrued interest shall be paid on December 31, 2024, all as more particularly described herein;

(vii) provided all regulatory approvals are obtained by the Company, the Indenture to include the grant of a security interest in certain select assets of the Company (such as licenses, inventory (including work in process), equipment (excluding equipment subject to leases or purchase money financing) and contract rights (excluding investments in entities other than wholly owned subsidiaries) to the holders of Debentures, to rank pari passu with other debtholders of the Company, which debts are currently secured or may be secured in the future; and

2.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

99.1	Press Release dated August 18, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: August 18, 2022	By: /s/ Andrew Glashow
Andrew Glashow President